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                                                                     EXHIBIT 2.1

                 AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER

     AMENDMENT, dated as of April 17, 2000 (this "Amendment"), by and among ENDO
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PHARMACEUTICALS HOLDINGS INC., a Delaware corporation ("Parent"), ENDO INC., a
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Delaware corporation and a newly-formed wholly-owned subsidiary of Parent

("Sub"), and ALGOS PHARMACEUTICAL CORPORATION, a Delaware corporation (the
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"Company"). Capitalized terms used herein but not otherwise defined herein shall
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have the meanings ascribed to them in the Merger Agreement (as hereinafter defined).

                              W I T N E S S E T H:

     WHEREAS, Parent, Sub and the Company entered into an agreement and plan of merger, dated as of November 26, 1999 (as amended and restated as of March 3, 2000, the "Merger Agreement"), whereby the Company will merge with and into Sub;
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     WHEREAS, the respective Boards of Directors of Parent, Sub and the Company
have each determined that amending the Merger Agreement is advisable and in the best interest of their respective stockholders;

     NOW THEREFORE, in consideration of the premises and agreements contained herein, the parties hereto agree as follows:

     FIRST, Section 7.1(d)(iii) of the Merger Agreement is hereby amended to replace "June 30, 2000" with "July 31, 2000."

     SECOND, the Merger Agreement is hereby further amended to extend for three months each of the time periods related to the exercise of the Algos Warrants to purchase shares of Parent Common Stock, as contemplated by Section 7 of the Form of Algos Warrant Agreement, by and between Parent and the Warrant Agent (as defined therein) and attached as Exhibit C to the Merger Agreement (the "Algos
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Warrant Agreement"). To achieve the intentions of the parties set forth in the
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previous sentence, Section 7 of the Algos Warrant Agreement is hereby amended as follows:
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          a. "December 31, 2001" in the second and third sentences thereof shall be replaced with "March 31, 2002;"

          b. "June 30, 2002" in the third and fourth sentences thereof shall be replaced with "September 30, 2002;" and

          c. "December 31, 2002" in the fourth sentence thereof shall be replaced with "March 31, 2003."

     THIRD, the Merger Agreement is hereby further amended to revise the numbers of shares of Parent Common Stock (the "Number(s) of Parent Shares") into which the Algos Warrants shall be exercisable, as contemplated by Section 7 of the Algos Warrant Agreement. To achieve the intentions of the parties set forth in the previous sentence, Section 7 of the Algos Warrant Agreement is hereby amended to provide that:

          a. If the Exercisability Date (as defined in the Algos Warrant Agreement) is on or prior to March 31, 2002 (such date having been updated to reflect the amendment in Article SECOND hereof), the holders of the Algos Warrants shall continue to be entitled to receive upon exercise of the Algos Warrants and payment of the Exercise Price (as defined in the Algos Warrant Agreement), the Number of Parent Shares that, together with the shares of Parent Common Stock issued to the Algos stockholders in the Merger, represent 35% of the Parent Common Stock outstanding immediately upon consummation of the Merger (assuming all of the Algos Warrants were exercised upon such consummation);

          b. If the Exercisability Date is after March 31, 2002 and on or prior to September 30, 2002 (such dates having been updated to reflect the amendments in Article SECOND hereof), the holders of the Algos Warrants shall be entitled to receive upon exercise of the Algos Warrants and payment of the Exercise Price, the Number of Parent Shares that, together with the shares of Parent Common Stock issued to the Algos stockholders in the Merger, represent 29% of the Parent Common Stock outstanding immediately upon consummation of the Merger (assuming all of the Algos Warrants were exercised upon such consummation); and

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          c. If the Exercisability Date is after September 30, 2002 and on or prior to March 31, 2003 (such dates having been updated to reflect the amendments in Article SECOND hereof), the holders of the Algos Warrants shall be entitled to receive upon exercise of the Algos Warrants and payment of the Exercise Price (as defined in the Algos Warrant Agreement), the Number of Parent Shares that, together with the shares of Parent Common Stock issued to the Algos stockholders in the Merger, represent 24% of the Parent Common Stock outstanding immediately upon consummation of the Merger (assuming all of the Algos Warrants were exercised upon such consummation).

     FOURTH, in order to achieve the agreements set forth in this Amendment, the parties hereto further agree to revise in the Algos Warrant Agreement and the Algos Warrants the Numbers of Parent Shares into which the Algos Warrants are exercisable to reflect the provisions of Article THIRD hereof and to make such other changes to the Algos Warrant Agreement and the Algos Warrants as they deem necessary or appropriate to carry out their intentions in entering into this Amendment.

     FIFTH, this Amendment may be executed in counterparts, all of which shall be considered one and the same amendment, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                 ENDO PHARMACEUTICALS HOLDINGS INC.

                                 By: /s/ Carol A. Ammon
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                                     Name: Carol A. Ammon
                                     Title: President & Chief Executive Officer


                                 ENDO INC.

                                 By: /s/ Carol A. Ammon
                                    -------------------------------------------
                                     Name: Carol A. Ammon
                                     Title: President & Chief Executive Officer


                                 ALGOS PHARMACEUTICAL CORPORATION

                                 By: /s/ John W. Lyle
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                                     Name:  John W. Lyle
                                     Title: President

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